Exhibit 99.1

                   Equinix Reports First Quarter 2005 Results



    FOSTER CITY, Calif.--(BUSINESS WIRE)--April 27, 2005--Equinix, Inc. (Nasdaq:EQIX):

    --  Increased revenues by 32% over same quarter 2004

    -- Increased EBITDA to $14.3 million, up from $5.7 million in same quarter 2004

    -- Added 75 new customers to bring our customer count total to over 1,000

    --  Opened new Silicon Valley IBX with large customer deployments

    Equinix, Inc. (Nasdaq:EQIX), the leading provider of network-neutral data centers and Internet exchange services, today reported its quarterly results for the period ended March 31, 2005.
    Revenues were $48.7 million for the first quarter representing a 32% increase over the same quarter last year and an 8% increase over the previous quarter. Recurring revenues, consisting of colocation, interconnection and managed services, were $45.9 million, a 33% increase over the same quarter last year and an 8% increase over the previous quarter. Non-recurring revenues, consisting primarily of professional services and installation fees, were $2.8 million for the quarter, as compared to $2.3 million in the same quarter last year and $2.4 million the previous quarter.
    Cost of revenues were $36.9 million for the first quarter, a 9% increase over the same quarter last year and a 6% increase over the previous quarter. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $15.0 million, were $21.9 million for the first quarter, an 8% increase over same quarter last year and a 5% increase over the previous quarter. Cash gross margins, defined as gross profit less depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 55%, up from 45% the same quarter last year and 53% the previous quarter.
    Selling, general and administrative expenses were $15.3 million for the first quarter, a 19% increase over the same quarter last year and a 17% increase over the previous quarter. Selling, general and administrative expenses, excluding depreciation, amortization and stock-based compensation of $2.9 million, were $12.4 million for the first quarter, a 13% increase over same quarter last year and a 6% increase over the previous quarter.
    Net loss for the first quarter was $5.8 million, or a basic and diluted net loss per share of $0.26. The Company's cash net income, defined as net income (loss) less depreciation, amortization, accretion, stock-based compensation expense, restructuring charges and non-cash interest expense, for the quarter was $12.9 million, a 9% improvement over the previous quarter.
    EBITDA, defined as loss from operations less depreciation, amortization, accretion, stock-based compensation expense and restructuring charges, for the first quarter was $14.3 million, up 16% over the previous quarter and up from $5.7 million the same quarter 2004.
    Capital expenditures in the quarter were $5.5 million, of which $2.2 million was attributed to ongoing capital expenditures and $3.3 million was attributed to expansion capital expenditures.
    The company generated cash from operating activities of $15.4 million, a $4.8 million or 45% increase over the previous quarter. Cash used in investing activities was $6.2 million, an increase of $1.7 million over the previous quarter. As a result, the company generated $9.2 million in free cash flow, a $3.1 million increase over the previous quarter. Free cash flow is defined as net cash generated from operating activities less net cash used in investing activities (excluding the purchase, sale and maturities of short-term and long-term investments).
    As of March 31, 2005, the company's cash, cash equivalents and investments were $118.1 million, an increase of $10.0 million over the previous quarter.
    "First quarter was a strong start to 2005. Particularly pleasing was the incremental recurring revenue growth achieved, which was the best we've seen to date," said Peter Van Camp, CEO of Equinix. "Great anchor bookings in our new Washington, D.C. and Silicon Valley IBX centers contributed to our momentum."

    Other Company Metrics & Developments

    -- On a same IBX basis (defined as IBX centers which have been available for customer installs for at least four full quarters), revenue was $48.5 million; cost of revenues were $35.3 million; cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation were $21.1 million and cash gross margins for the quarter were 56%. EBITDA on a same IBX basis was $14.9 million.

    -- Equinix added 75 new customers in the quarter including Con Edison, Gamania Digital Entertainment Co. Ltd, Neighborcare, New York Magazine, Taiwan Business Bank, TC Group, L.L.C, Telekom Malaysia (Hong Kong) Ltd and XM Satellite Radio and ended the quarter with 1,005 customers. The company received additional orders in the quarter from 47% of its existing U.S. customers.

    -- Based on a total cabinet capacity of 26,100, the number of cabinets billing at the end of the quarter was approximately 11,700, or 45%, up from approximately 11,100 the previous quarter, and includes the new Silicon Valley IBX, which opened in March 2005. On a weighted average basis, the number of cabinets billing was 11,400, which also represents 45%.

    -- U.S. interconnection service revenues remained steady at 23% of U.S. recurring revenues for the quarter. Interconnection services represent 20% of total worldwide recurring revenues.

    Business Outlook

    For the second quarter 2005, the company expects revenue to be in the range of $51.5 to $52.5 million. Cash gross margins are expected to be in the range of 52 - 53%. Cash selling, general and administrative expenses are expected to be in the range of $12.5 to $13.5 million. EBITDA is expected to be between $14.0 and $15.0 million, as the company continues to invest in growing the business. Capital expenditures are estimated to be in the range of $9.0 to $10.0 million, including capital required for improvements to the newly acquired Silicon Valley and Washington, D.C. area IBX centers.
    For the full year of 2005, revenues are expected to be in the range of $209.0 to $215.0 million. Cash gross margins are expected to be in the range of 53 - 56%. Cash selling, general and administrative expenses are expected to be in the range of $51.0 to $53.0 million. EBITDA is expected to be between $61.0 and $65.0 million. Capital expenditures for 2005 are expected to be in a range of $23.0 to $27.0 million, comprised of $13.0 to $15.0 million of ongoing capital expenditures and approximately $10.0 to $12.0 million of expansion capital expenditures.
    The company will discuss its results and guidance on its quarterly conference call on Wednesday, April 27, 2005, at 5:30 p.m. ET (2:30 p.m. PT). To hear the conference call, please dial 1-773-799-3263 (domestic and international) and reference the passcode (EQIX). A simultaneous live Webcast of the call will be available over the Internet at www.equinix.com, under the Investor Relations heading. A replay of the call will be available beginning on Wednesday, April 27, 2005 at 7:30 p.m. (ET) by dialing 1-402-280-1626. In addition, the Webcast will be available for replay on the company's Web site at www.equinix.com. No password is required for either method of replay. A reconciliation between GAAP information and non-GAAP information contained in this press release is provided in a table immediately following the Condensed Consolidated Statements of Operations - GAAP Presentation. This reconciliation is also available at www.equinix.com under the Investor Relations heading.

    About Equinix

    Equinix is the leading global provider of network-neutral data centers and Internet exchange services for enterprises, content companies, systems integrators and network services providers. Through the company's 15 Internet Business Exchange(TM) (IBX(R)) centers in five countries, customers can directly interconnect with every major global network and ISP for their critical peering, transit and traffic exchange requirements. These interconnection points facilitate the highest performance and growth of the Internet by serving as neutral and open marketplaces for Internet infrastructure services, allowing customers to expand their businesses while reducing costs.

    This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of operating IBX centers and developing, deploying and delivering Equinix services; a failure to receive significant revenue from customers in recently-acquired data centers; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay outstanding indebtedness; the loss or decline in business from our key customers and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

    Equinix and IBX are registered trademarks of Equinix, Inc.
Internet Business Exchange is a trademark of Equinix, Inc.

    Non-GAAP Financial Measures

    Equinix continues to provide all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), cash interest expense and cash net income (loss) and free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain non-cash or non-recurring items that it believes are not good indicators of the company's current or future operating performance. These non-cash or non-recurring items are depreciation, amortization, accretion, stock-based compensation, non-cash interest, and, with respect to 2004 results, the non-cash portion of loss on debt extinguishment and conversion and restructuring charges (there were no such charges or losses in 2005). Recent legislative and regulatory changes encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these non-cash or non-recurring items in order for Equinix's lenders, investors, and industry analysts who review and report on the company, to better evaluate the company's operating performance and cash spending levels relative to its industry sector and competitor base.
    Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than ten years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.
    In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a non-cash cost that may not recur and is not a good indicator of the company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charge liability, as these expenses represent costs, which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes non-cash stock-based compensation expense as it represents expense attributed to stock awards that have no current or future cash obligations. As such, we, and our investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes interest expense associated with the amortization of debt issuance costs and discounts, as well as the interest expense associated with its convertible secured notes as such interest expenses do not require any cash in the periods presented nor will they in future periods. Lastly, with respect to its 2004 results, Equinix excludes restructuring charges and the non-cash portion of the loss on debt extinguishment and conversion. The restructuring charges relate to the company's decision to exit leases for excess space adjacent to several of our IBX centers, which we do not intend to build out now or in the future. The non-cash portion of the loss on debt extinguishment and conversion, which represents the write-off of the unamortized debt issuance costs and discounts associated with the debt facilities extinguished or converted as no cash was expended in the periods presented for such write-offs nor will there be in the future. Management believes such restructuring charges and write-offs of debt issuance costs and discounts were unique costs that are not expected to recur, and consequently, does not consider these charges as a normal component of expenses related to current and ongoing operations.
    Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provide consistency and comparability with past reports and provide a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.
    Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
    Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how it was calculated for the three months ended March 31, 2005 and 2004, presented within this press release.


                            EQUINIX, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP PRESENTATION
               (in thousands, except per share detail)

                                            Three Months Ended
                                     ---------------------------------
                                      March 31,   Dec. 31,  March 31,
                                        2005       2004       2004
                                     ----------- ---------- ----------
                                                 (unaudited)

Recurring revenues                      $45,892    $42,638    $34,483
Non-recurring revenues                    2,792      2,351      2,337
                                     ----------- ---------- ----------
  Revenues                               48,684     44,989     36,820

Cost of revenues                         36,873     34,705     33,785
                                     ----------- ---------- ----------
    Gross profit                         11,811     10,284      3,035
                                     ----------- ---------- ----------

Operating expenses:
  Sales and marketing                     4,819      5,106      4,642
  General and administrative             10,489      7,950      8,242
  Restructuring charges                       -     17,685          -
                                     ----------- ---------- ----------
    Total operating expenses             15,308     30,741     12,884
                                     ----------- ---------- ----------

Loss from operations                     (3,497)   (20,457)    (9,849)
                                     ----------- ---------- ----------

Interest and other income (expense):
  Interest income                           667        472        242
  Interest expense and other             (2,459)    (2,731)    (4,130)
  Loss on debt extinguishment and
   conversion                                 -          -    (16,211)
                                     ----------- ---------- ----------
    Total interest and other, net        (1,792)    (2,259)   (20,099)
                                     ----------- ---------- ----------

Net loss before income taxes             (5,289)   (22,716)   (29,948)

  Income taxes                             (505)        47       (194)

                                     ----------- ---------- ----------
Net loss                                $(5,794)  $(22,669)  $(30,142)
                                     =========== ========== ==========


Basic and diluted net loss per share     $(0.26)    $(1.21)    $(2.00)
                                     =========== ========== ==========

Shares used in computing basic and
 diluted net loss per share              21,898     18,766     15,104
                                     =========== ========== ==========


Pro forma basic and diluted net loss
 per share (1)                           $(0.26)    $(0.27)    $(0.92)
                                     =========== ========== ==========

Shares used in computing pro forma
 basic and diluted net loss per share    21,898     18,766     15,104
                                     =========== ========== ==========
-------------------------------------

(1) Pro forma basic and diluted net loss per share excludes the $17,685,000 restructuring charge during the three months ended December 31, 2004 and the $16,211,000 loss on debt extinguishment and conversion during the three months ended March 31, 2004.



                             EQUINIX, INC.
      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP
                             PRESENTATION
                            (in thousands)

                                            Three Months Ended
                                     ---------------------------------
                                      March 31,   Dec. 31,  March 31,
                                         2005       2004      2004
                                     ----------- ---------- ----------
                                                 (unaudited)

Recurring revenues                      $45,892    $42,638    $34,483
Non-recurring revenues                    2,792      2,351      2,337
                                     ----------- ---------- ----------
    Revenues (1)                         48,684     44,989     36,820

Cash cost of revenues (2)                21,929     20,928     20,220
                                     ----------- ---------- ----------
              Cash gross profit (3)      26,755     24,061     16,600
                                     ----------- ---------- ----------

Cash operating expenses (4):
    Cash sales and marketing
     expenses(5)                          4,357      4,613      4,138
    Cash general and administrative
     expenses (6)                         8,061      7,085      6,805
                                     ----------- ---------- ----------
              Total cash operating
               expenses (7)              12,418     11,698     10,943
                                     ----------- ---------- ----------

EBITDA (8)                               14,337     12,363      5,657
                                     ----------- ---------- ----------

Cash interest and other income
 (expense) (9):
    Interest income                         667        472        242
    Cash interest expense and other
     (10)                                (1,554)      (972)    (1,515)
    Cash loss on debt extinguishment
     and conversion (11)                      -          -     (2,505)
    Income taxes                           (505)        47       (194)
                                     ----------- ---------- ----------
      Total cash interest and other,
       net                               (1,392)      (453)    (3,972)
                                     ----------- ---------- ----------

Cash net income (12)                    $12,945    $11,910     $1,685
                                     =========== ========== ==========

Cash gross margins (13)                      55%        53%        45%
                                     =========== ========== ==========

EBITDA flow-through rate (14)                53%        90%        70%
                                     =========== ========== ==========
-------------------------------------

(1) The geographic split of our revenues is presented below:

    U.S. revenues                       $42,016    $38,705    $32,021
    Asia-Pacific revenues                 6,668      6,284      4,799
                                     ----------- ---------- ----------
      Revenues                          $48,684    $44,989    $36,820
                                     =========== ========== ==========

    Revenues on a services basis is
     presented below:

    Colocation                          $33,235    $30,814    $24,806
    Interconnection                       9,315      8,901      6,937
    Managed infrastructure                3,342      2,923      2,740
                                     ----------- ---------- ----------
      Recurring revenues                 45,892     42,638     34,483
    Non-recurring revenues                2,792      2,351      2,337
                                     ----------- ---------- ----------
      Revenues                          $48,684    $44,989    $36,820
                                     =========== ========== ==========

    New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. Revenues on a same IBX versus new IBX basis is presented below:

    Same IBX centers                    $48,457    $43,165    $35,737
    New IBX centers                         227      1,824      1,083
                                     ----------- ---------- ----------
      Revenues                          $48,684    $44,989    $36,820
                                     =========== ========== ==========

(2) We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

    Cost of revenues                    $36,873    $34,705    $33,785
    Depreciation, amortization and
     accretion expense                  (14,944)   (13,777)   (13,545)
    Stock-based compensation expense          -          -        (20)
                                     ----------- ---------- ----------
      Cash cost of revenues             $21,929    $20,928    $20,220
                                     =========== ========== ==========

    The geographic split of our cash cost of revenues is presented below:

    U.S. cash cost of revenues          $18,061    $16,962    $16,731
    Asia-Pacific cash cost of
     revenues                             3,868      3,966      3,489
                                     ----------- ---------- ----------
      Cash cost of revenues             $21,929    $20,928    $20,220
                                     =========== ========== ==========

    New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. Cost of revenues and cash cost of revenues on a same IBX versus new IBX basis is presented below:

    Same IBX centers-cash cost of
     revenues                           $21,091    $18,703    $18,376
    Same IBX centers-depreciation,
     amortization and accretion
     expense                             14,196     13,312     13,324
    Same IBX centers-stock-based
     compensation expense                     -          -         20
                                     ----------- ---------- ----------
      Same IBX centers cost of
       revenues                          35,287     32,015     31,720
                                     ----------- ---------- ----------

    New IBX centers-cash cost of
     revenues                               838      2,225      1,844
    New IBX centers-depreciation,
     amortization and accretion
     expense                                748        465        221
    New IBX centers-stock-based
     compensation expense                     -          -          -
                                     ----------- ---------- ----------
      New IBX centers cost of
       revenues                           1,586      2,690      2,065
                                     ----------- ---------- ----------

         Cost of revenues               $36,873    $34,705    $33,785
                                     =========== ========== ==========

(3) We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4) We define cash operating expenses as operating expenses less depreciation, amortization and stock-based compensation. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(5) We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

    Sales and marketing expenses         $4,819     $5,106     $4,642
    Depreciation and amortization
     expense                                (15)      (484)      (474)
    Stock-based compensation expense       (447)        (9)       (30)
                                     ----------- ---------- ----------
      Cash sales and marketing
       expenses                          $4,357     $4,613     $4,138
                                     =========== ========== ==========

(6) We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

    General and administrative
     expenses                           $10,489     $7,950     $8,242
    Depreciation and amortization
     expense                               (431)      (426)      (810)
    Stock-based compensation expense     (1,997)      (439)      (627)
                                     ----------- ---------- ----------
      Cash general and administrative
       expenses                          $8,061     $7,085     $6,805
                                     =========== ========== ==========

(7) Our cash operating expenses, or cash SG&A, as defined above, is presented below:

    Cash sales and marketing expenses    $4,357     $4,613     $4,138
    Cash general and administrative
     expenses                             8,061      7,085      6,805
                                     ----------- ---------- ----------
                                        $12,418    $11,698    $10,943
                                     =========== ========== ==========

    The geographic split of our cash operating expenses, or cash SG&A, is presented below:

    U.S. cash SG&A                       $9,908     $9,408     $8,620
    Asia-Pacific cash SG&A                2,510      2,290      2,323
                                     ----------- ---------- ----------
      Cash SG&A                         $12,418    $11,698    $10,943
                                     =========== ========== ==========

(8) We define EBITDA as loss from operations less depreciation, amortization, accretion, stock-based compensation expense and restructuring charges as presented below:

    Loss from operations                $(3,497)  $(20,457)   $(9,849)
    Depreciation, amortization and
     accretion expense                   15,390     14,687     14,829
    Stock-based compensation expense      2,444        448        677
    Restructuring charges                     -     17,685          -
                                     ----------- ---------- ----------
      EBITDA                            $14,337    $12,363     $5,657
                                     =========== ========== ==========

    The geographic split of our
     EBITDA is presented below:

    U.S. loss from operations           $(2,614)  $(18,877)   $(7,402)
    U.S. depreciation, amortization
     and accretion expense               14,217     13,079     13,395
    U.S. stock-based compensation
     expense                              2,444        448        677
    U.S. restructuring charges                -     17,685          -
                                     ----------- ---------- ----------
      U.S. EBITDA                        14,047     12,335      6,670
                                     ----------- ---------- ----------

    Asia-Pacific loss from operations      (883)    (1,580)    (2,447)
    Asia-Pacific depreciation,
     amortization and accretion
     expense                              1,173      1,608      1,434
    Asia-Pacific stock-based
     compensation expense                     -          -          -
    Asia-Pacific restructuring
     charges                                  -          -          -
                                     ----------- ---------- ----------
      Asia-Pacific EBITDA                   290         28     (1,013)
                                     ----------- ---------- ----------



         EBITDA                         $14,337    $12,363     $5,657
                                     =========== ========== ==========

    New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. EBITDA on a same IBX versus new IBX basis is presented below:

    Same IBX centers-loss from
     operations                         $(2,138)  $(19,591)   $(8,867)
    Same IBX centers-depreciation,
     amortization and accretion
     expense                             14,642     14,222     14,608
    Same IBX centers-stock-based
     compensation expense                 2,444        448        677
    Same IBX centers-restructuring
     charges                                  -     17,685          -
                                     ----------- ---------- ----------
      Same IBX center EBITDA             14,948     12,764      6,418
                                     ----------- ---------- ----------

    New IBX centers-loss from
     operations                          (1,359)      (866)      (982)
    New IBX centers-depreciation,
     amortization and accretion
     expense                                748        465        221
    New IBX centers-stock-based
     compensation expense                     -          -          -
    New IBX centers-restructuring
     charges                                  -          -          -
                                     ----------- ---------- ----------
      New IBX center EBITDA                (611)      (401)      (761)
                                     ----------- ---------- ----------

      EBITDA                            $14,337    $12,363     $5,657
                                     =========== ========== ==========

(9) We define cash interest and other income (expense) as interest expense plus income taxes less interest income, non-cash interest expense and non-cash loss on debt extinguishment and conversion. Non-cash interest expense is comprised of amortization of debt discounts and debt issuance costs and non-cash interest on our convertible secured notes. Non-cash loss on debt extinguishment and conversion is comprised of the non-cash write-off of debt issuance costs and discounts.

(10) Cash interest expense and other is defined as interest expense less amortization of debt discounts and debt issuance costs and non-cash interest on our convertible secured notes as presented below:

    Interest expense and other          $(2,459)   $(2,731)   $(4,130)
    Amortization of debt discounts
     and debt issuance costs                198        442      1,309
    Non-cash interest on convertible
     secured notes                          707      1,317      1,306
                                     ----------- ---------- ----------
      Non-cash interest expense             905      1,759      2,615

                                     ----------- ---------- ----------
      Cash interest expense and other   $(1,554)     $(972)   $(1,515)
                                     =========== ========== ==========

(11) Loss on debt extinguishment and
    conversion                               $-         $-   $(16,211)

    Non-cash write-off of debt
     issuance costs and discounts             -          -     13,706
                                     ----------- ---------- ----------
      Non-cash loss on debt
       extinguishment and conversion          -          -     13,706

                                     ----------- ---------- ----------
      Cash loss on debt
       extinguishment and conversion         $-         $-    $(2,505)
                                     =========== ========== ==========

(12) We define cash net income as net income (loss) less depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, non-cash interest expense and non-cash loss on debt extinguishment and conversion as presented below:

    Net income (loss)                   $(5,794)  $(22,669)  $(30,142)
    Depreciation, amortization and
     accretion expense                   15,390     14,687     14,829
    Stock-based compensation expense      2,444        448        677
    Restructuring charges                     -     17,685          -
    Non-cash interest expense
     (defined above)                        905      1,759      2,615
    Non-cash loss on debt
     extinguishment and conversion
     (defined above)                          -          -     13,706
                                     ----------- ---------- ----------
      Cash net income                   $12,945    $11,910     $1,685
                                     =========== ========== ==========

(13) We define cash gross margins as cash gross profit divided by revenues.

    Our cash gross margins by geographic region is presented below:

    U.S. cash gross margins                  57%        56%        48%
                                     =========== ========== ==========

    Asia-Pacific cash gross margins          42%        37%        27%
                                     =========== ========== ==========

    Same IBX centers are IBX centers which have been available for customer installs for at least four full quarters. Our cash gross margins for same IBX centers is presented below:

    Same IBX cash gross margins              56%        57%        49%
                                     =========== ========== ==========

(14) We define EBITDA flow-through rate as incremental EBITDA growth divided by incremental revenue growth as follows:

    EBITDA - current period             $14,337    $12,363     $5,657
    Less EBITDA - prior period          (12,363)   (10,066)    (3,103)
                                     ----------- ---------- ----------
      EBITDA growth                      $1,974     $2,297     $2,554
                                     =========== ========== ==========

    Revenues - current period           $48,684    $44,989    $36,820
     Less revenues - prior period       (44,989)   (42,439)   (33,154)
                                     ----------- ---------- ----------
        Revenue growth                   $3,695     $2,550     $3,666
                                     =========== ========== ==========

    EBITDA flow-through rate                 53%        90%        70%
                                     =========== ========== ==========



                             EQUINIX, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)


           Assets                                March 31,   Dec. 31,
                                                   2005       2004
                                                ----------- ----------
                                                      (unaudited)

Cash, cash equivalents and investments            $118,136   $108,092
Accounts receivable, net                            14,241     11,919
Property and equipment, net                        350,986    343,361
Goodwill and other intangible assets, net           22,062     22,253
Debt issuance costs, net                             2,659      3,164
Prepaid expenses                                     3,351      3,603
Deposits                                             3,453      6,062
Other assets                                         3,158      3,344
                                                ----------- ----------
      Total assets                                $518,046   $501,798
                                                =========== ==========

   Liabilities and Stockholders' Equity

Accounts payable and accrued expenses              $18,205    $18,116
Accrued restructuring charges                       14,492     14,750
Accrued property and equipment                       2,269      2,912
Accrued interest payable                               382      1,706
Debt facility and capital lease obligation          50,695     35,204
Convertible secured notes                            1,803     35,824
Convertible subordinated debentures                 86,250     86,250
Deferred rent                                       23,478     22,915
Deferred installation revenue                        6,351      3,745
Customer deposits                                      945      3,360
Other liabilities                                    3,826      3,310
                                                ----------- ----------
      Total liabilities                            208,696    228,092
                                                ----------- ----------

Preferred stock                                          2          2
Common stock                                            24         19
Additional paid-in capital                         829,302    776,123
Deferred stock-based compensation                  (11,449)      (260)
Accumulated other comprehensive income               1,700      2,257
Accumulated deficit                               (510,229)  (504,435)
                                                ----------- ----------
      Total stockholders' equity                   309,350    273,706
                                                ----------- ----------

      Total liabilities and stockholders' equity  $518,046   $501,798
                                                =========== ==========
-----------------------------------------------------------

Ending headcount by geographic region is as follows:

 U.S. headcount                                        332        315
 Asia-pacific headcount                                153        153
                                                ----------- ----------
      Total headcount                                  485        468
                                                =========== ==========



                            EQUINIX, INC.
         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
                            (in thousands)

                                                  Three Months Ended
                                                ----------------------
                                                 March 31,  March 31,
                                                   2005       2004
                                                ----------- ----------
                                                      (unaudited)

Cash flows from operating activities:
  Net loss                                         $(5,794)  $(30,142)
  Adjustments to reconcile net loss to net cash
   provided by operating activities:
    Depreciation, amortization and accretion        15,390     14,829
    Amortization of stock-based compensation         2,444        677
    Non-cash interest expense                          905      2,615
    Loss on debt extinguishment and conversion           -     16,211
    Other reconciling items                            508      1,711
    Changes in operating assets and liabilities:
      Accounts receivable                           (2,264)        29
      Accounts payable and accrued expenses             89        190
      Accrued restructuring charges                   (482)      (458)
      Accrued interest payable                        (539)       (36)
      Other assets and liabilities                   5,136        855
                                                ----------- ----------
        Net cash provided by operating
         activities                                 15,393      6,481
                                                ----------- ----------
Cash flows from investing activities:
  Purchases of property and equipment               (5,523)    (4,908)
  Accrued property and equipment                      (643)      (196)
                                                ----------- ----------
        Net cash used in investing activities       (6,166)    (5,104)
                                                ----------- ----------
Cash flows from financing activities:
  Proceeds from warrants, stock options and
   employee stock purchase plans                     4,347      2,060
  Proceeds from convertible subordinated
   debentures                                            -     86,250
  Repayment of debt facilities and capital lease
   obligations                                      (3,222)    (3,527)
  Repayment of credit facility                           -    (34,281)
  Repayment of senior notes                              -    (30,475)
  Debt issuance and extinguishment costs                 -     (5,727)
                                                ----------- ----------
        Net cash provided by financing
         activities                                  1,125     14,300
                                                ----------- ----------
Effect of foreign currency exchange rates on
 cash and cash equivalents                            (308)       (10)
                                                ----------- ----------
Net increase in cash, cash equivalents and
 investments                                        10,044     15,667
Cash, cash equivalents and investments at
 beginning of period                               108,092     72,971
                                                ----------- ----------
Cash, cash equivalents and investments at end of
 period                                           $118,136    $88,638
                                                =========== ==========


Free cash flow (2)                                  $9,227     $1,377
                                                =========== ==========
------------------------------------------------

(1) The cash flow statements presented herein combine our short-term and long-term investments with our cash and cash equivalents in an effort to present our total unrestricted cash and equivalent balances. In our quarterly filings with the SEC on Forms 10-Q and 10-K, the purchase, sale and maturities of our short-term and long-term investments will be presented as activities within the investing activities portion of the cash flow statements.

(2) We define free cash flow as net cash provided by operating activities plus net cash used in investing activities (excluding the purchase, sale and maturities of short-term and long-term investments) as presented below:

    Net cash provided by operating activites as
     presented above                                $15,393    $6,481
    Net cash used in investing activities as
     presented above                                 (6,166)   (5,104)
                                                ------------ ---------
        Free cash flow                               $9,227    $1,377
                                                ============ =========


    CONTACT: Equinix, Inc.
             Jason Starr, 650-513-7402 (Investor Relations) jstarr@equinix.com
              or
             K/F Communications, Inc.
             David Fonkalsrud, 415-255-6506 (Media)
             dave@kfcomm.com